Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

Second Quarter Fiscal 2020 Financial Results

SPRINGFIELD, Mass., December 5, 2019 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the second quarter fiscal 2020, ended October 31, 2019.

Second Quarter Fiscal 2020 Financial Highlights

•

Quarterly net sales were $154.4 million compared with $161.7 million for the second quarter last year, a decrease of 4.5%. It should be noted that $8.1 million of incremental revenue in the quarter was the result of a change required by the Tax and Trade Bureau related to the timing of federal excise tax assessment within the company’s Firearms segment. That change had no impact on gross margin dollars or operating expenses. Further details related to that change are outlined in the company’s Form 10-Q filed concurrently with this press release.

•	Gross margin for the quarter was 32.6% compared with 34.9% for the comparable quarter last year.

•	Quarterly GAAP net income was $1.3 million, or $0.02 per diluted share, compared with net income of $6.7 million, or $0.12 per diluted share, for the comparable quarter last year.

•

Quarterly non-GAAP net income was $5.2 million, or $0.09 per diluted share, compared with $11.0 million, or $0.20 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments to net income exclude a number of acquisition-related costs and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Quarterly non-GAAP Adjusted EBITDAS was $20.9 million, or 13.5% of net sales, compared with $26.7 million, or 16.5% of net sales, for the comparable quarter last year.

James Debney, American Outdoor Brands Corporation President and Chief Executive Officer, commented, “During the second quarter, we remained focused on innovation throughout our company. In firearms, we began shipping into the channel a major new product, which will be available to our consumer customers on December 12. In both our firearms and our outdoor products and accessories businesses, we prepared a large number of exciting new products for launch at SHOT Show in January 2020.”

“Subsequent to the end of the second quarter, we announced a plan to spin-off our outdoor products and accessories business as a tax-free stock dividend to our stockholders. We expect to complete the transaction in the second half of calendar 2020, thereby creating two independent publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business), each of which are leaders in their industries. We believe the spin-off will drive long-term value for our stockholders by enabling the management team of each company to focus on its specific strategies, including structuring its business to take advantage of growth opportunities in its specific markets; tailoring its business operation and financial model to its specific long-term strategies; and aligning its external financial resources, such as stock, access to markets, credit, and insurance factors, with its particular type of business. In order to provide our stockholders with better visibility into each of these businesses, we will begin providing revenue guidance for each business, beginning with today’s financial results announcement.”

Jeff Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer, commented, “At the end of the quarter, our balance sheet remained strong with cash of $43.8 million and total net borrowings of $159.4 million. That, combined with our twelve-month trailing EBITDAS, translates to a net leverage ratio of approximately 1.7 to 1.0. We expect to substantially reduce that ratio by the end of the current fiscal year. In preparation for the recently announced spin-off of our outdoor products and accessories business, and since the end of our second fiscal quarter, we have finalized an amendment to our existing revolving credit facility that supports our proposed spin-off without the need for further bank approvals. As a result, in November, we repaid our bank term loan that was due in June 2020 from that amended credit facility, and we called our Senior Notes, due in August 2020. Thus, all of our bank debt will be consolidated into the lower interest rate, revolving line of credit, which has a maturity date of October 2021.”

The consummation of the spin-off is subject to final approval of the company’s Board of Directors, customary regulatory approvals, and tax and legal considerations.

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending January 31, 2020		Range for the Year Ending April 30, 2020
Net sales (in thousands)	$180,000	$190,000	$680,000	$700,000

GAAP income per share - diluted	$0.11	$0.15	$0.41	$0.49
Amortization of acquired intangible assets	0.09	0.09	0.36	0.36
Diode recall	—	—	(0.01)	(0.01)
Transition costs	0.02	0.02	0.07	0.07
Spin-off costs	0.02	0.02	0.07	0.07
Tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.13)	(0.13)

Non-GAAP income per share - diluted	$0.20	$0.24	$0.76 *	$0.84 *

*	Does not foot due to rounding.

The company is also providing full year revenue guidance for each of its business segments. Accordingly, the company expects full year revenue for its Firearms segment to be between $520.0 million and $530.0 million and full year revenue for its Outdoor Products & Accessories segment to be between $180.0 million and $190.0 million. The full year revenue estimate for the Firearms segment includes additional revenue of $34.0 million to $36.0 million as a result of the change in timing of the federal excise tax assessment noted above and further discussed in the company’s form 10-Q filed concurrently with this press release. Intercompany eliminations are expected to be approximately $20.0 million.

Conference Call and Webcast

The company will host a conference call and webcast today, December 5, 2019, to discuss its second quarter fiscal 2020 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference identification number 5626969. No RSVP is necessary. The conference call audio webcast can also be accessed live on the company’s website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) fair value inventory step-up expense, (iv) recall related expenses, (v) change in contingent consideration; (vi) the tax effect of non-GAAP adjustments, (vii) net cash (used in)/provided by operating activities, (viii) net cash used in investing activities, (ix) interest expense, (x) income tax expense, (xi) depreciation and amortization, and (xii) stock-based compensation expenses, ; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. AOB Outdoor Products & Accessories is an industry leading provider of shooting, reloading, gunsmithing and gun cleaning supplies, specialty tools and cutlery, and electro-optics products and technology for firearms. This segment produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our expectations regarding new products; our expectation to complete the spin-off of our outdoor products and accessories business as a tax-free stock dividend to our stockholders in the second half of calendar 2020, thereby creating two independent, publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business), each of which are leaders in their industries; our belief that the spin-off will drive long-term value for our stockholders by enabling the management team of each company to focus on its specific strategies, including structuring its business to take advantage of growth opportunities in its specific markets; tailoring its business operation and financial model to its specific long-term strategies; and aligning its external financial resources, such as stock, access to markets, credit, and insurance factors, with its particular type of business; our expectation to substantially reduce the net leverage ratio by the end of the current fiscal year; our expectation of full year revenue for the firearms segment and the Outdoor Products & Accessories segment; our expectation of intercompany eliminations; and our belief that the presentation of non-GAAP measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; the completion of our proposed spin-off and the operations and performance of the two separate companies thereafter; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot Logistics & Customer Services facility in Missouri; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	October 31, 2019	April 30, 2019
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$43,846	$41,015
Accounts receivable, net of allowance for doubtful accounts of $2,036 on October 31, 2019 and $1,823 on April 30, 2019	93,629	84,907
Inventories	201,213	163,770
Prepaid expenses and other current assets	8,904	6,528
Income tax receivable	5,468	2,464

Total current assets	353,060	298,684

Property, plant, and equipment, net	170,348	183,268
Intangibles, net	82,562	91,840
Goodwill	182,267	182,269
Other assets	20,559	10,728

	$808,796	$766,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,102	$35,584
Accrued expenses and deferred revenue	42,545	39,322
Accrued payroll and incentives	10,640	21,473
Accrued income taxes	265	175
Accrued profit sharing	1,198	2,830
Accrued warranty	4,475	5,599
Current portion of notes and loans payable	75,000	6,300

Total current liabilities	170,225	111,283
Deferred income taxes	9,640	9,776
Notes and loans payable, net of current portion	127,800	149,434
Finance lease payable, net of current portion	40,389	45,400
Other non-current liabilities	14,192	6,452

Total liabilities	362,246	322,345

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 73,226,141 issued and 55,059,279 shares outstanding on October 31, 2019 and 72,863,624 shares issued and 54,696,762 shares outstanding on April 30, 2019	73	73
Additional paid-in capital	266,582	263,180
Retained earnings	402,131	402,946
Accumulated other comprehensive income	139	620
Treasury stock, at cost (18,166,862 shares on October 31, 2019 and April 30, 2019)	(222,375)	(222,375)

Total stockholders’ equity	446,550	444,444

	$808,796	$766,789

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018
	(Unaudited)
	(In thousands, except per share data)
Net sales	$154,388	$161,703	$278,057	$300,536
Cost of sales	104,082	105,317	179,898	191,728

Gross profit	50,306	56,386	98,159	108,808

Operating expenses:
Research and development	2,988	3,251	6,217	6,062
Selling, marketing, and distribution	19,352	15,291	36,125	26,906
General and administrative	23,082	26,518	49,791	51,039

Total operating expenses	45,422	45,060	92,133	84,007

Operating income	4,884	11,326	6,026	24,801

Other (expense)/income, net:
Other income, net	86	8	91	(9)
Interest expense, net	(3,039)	(2,274)	(5,666)	(4,274)

Total other (expense), net	(2,953)	(2,266)	(5,575)	(4,283)

Income from operations before income taxes	1,931	9,060	451	20,518
Income tax expense	638	2,395	1,266	6,208

Net Income/(loss)	$1,293	$6,665	$(815)	$14,310
Net Income/(loss) per share:
Basic	$0.02	$0.12	$(0.01)	$0.26

Diluted	$0.02	$0.12	$(0.01)	$0.26

Weighted average number of common shares outstanding:
Basic	54,912	54,444	54,847	54,395
Diluted	55,424	55,107	54,847	55,047

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	October 31, 2019	October 31, 2018
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(815)	$14,310
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	27,993	25,994
Loss/(gain) on sale/disposition of assets	15	(1,038)
Provision for losses on notes and accounts receivable	392	146
Deferred income taxes	—	(1,519)
Change in fair value of contingent consideration	100
Stock-based compensation expense	3,016	3,952
Changes in operating assets and liabilities:
Accounts receivable	(9,114)	(7,278)
Inventories	(37,443)	(22,482)
Prepaid expenses and other current assets	(2,376)	(1,352)
Income taxes	(2,914)	3,786
Accounts payable	1,019	5,488
Accrued payroll and incentives	(10,833)	2,322
Accrued profit sharing	(1,632)	(369)
Accrued expenses and deferred revenue	(92)	(12,052)
Accrued warranty	(1,124)	(992)
Other assets	1,372	40
Other non-current liabilities	(2,170)	95

Net cash (used in)/provided by operating activities	(34,606)	9,051

Cash flows from investing activities:
Payments to acquire patents and software	(389)	(207)
Proceeds from sale of property and equipment	—	1,223
Payments to acquire property and equipment	(8,979)	(19,605)

Net cash used in investing activities	(9,368)	(18,589)

Cash flows from financing activities:
Proceeds from loans and notes payable	75,000	50,000
Payments on finance lease obligation	(431)	(323)
Payments on notes and loans payable	(28,150)	(53,150)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	936	1,158
Payment of employee withholding tax related to restricted stock units	(550)	(600)

Net cash provided by/(used in) financing activities	46,805	(2,915)

Net increase/(decrease) in cash and cash equivalents	2,831	(12,453)
Cash and cash equivalents, beginning of period	41,015	48,860

Cash and cash equivalents, end of period	$43,846	$36,407

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,767	$4,339
Income taxes	$4,184	$3,065

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	October 31, 2019		October 31, 2018		October 31, 2019		October 31, 2018
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$50,306	32.6%	$50,386	31.2%	$98,159	35.3%	$108,808	36.2%
Diode recall	—	—	—	—	(589)	-0.2%	—	—
Fair value inventory step-up	—	—	120	0.1%	—	—	270	0.1%
Transition costs	269	0.2%	—	—	872	0.3%	—	—

Non-GAAP gross profit	$50,575	32.8%	$50,506	31.2%	$98,442	35.4%	$109,078	36.3%

GAAP operating expenses	$45,422	29.4%	$45,060	27.9%	$92,133	33.1%	$84,007	28.0%
Amortization of acquired intangible assets	(4,775)	-3.1%	(5,444)	-3.4%	(9,545)	-3.4%	(10,890)	-3.6%
Transition costs	(416)	-0.3%	(382)	-0.2%	(899)	-0.3%	(382)	-0.1%

Non-GAAP operating expenses	$40,231	26.1%	$39,234	24.3%	$81,689	29.4%	$72,735	24.2%

GAAP operating income	$4,884	3.2%	$11,326	7.0%	$6,026	2.2%	$24,801	8.3%
Fair value inventory step-up	—	—	120	0.1%	—	—	270	0.1%
Amortization of acquired intangible assets	4,775	3.1%	5,444	3.4%	9,545	3.4%	10,890	3.6%
Transition costs	685	0.4%	382	0.2%	1,771	0.6%	382	0.1%

Non-GAAP operating income	$10,344	6.7%	$17,272	10.7%	$16,753	6.0%	$36,343	12.1%

GAAP net income/(loss)	$1,293	0.8%	$6,665	4.1%	$(815)	-0.3%	$14,310	4.8%
Fair value inventory step-up	—	—	120	0.1%	—	—	270	0.1%
Amortization of acquired intangible assets	4,775	3.1%	5,444	3.4%	9,545	3.4%	10,890	3.6%
Diode recall	—	—	—	—	(589)	-0.2%	—	—
Transition costs	685	0.4%	382	0.2%	1,771	0.6%	382	0.1%
Change in contingent consideration	(100)	-0.1%	—	—	(100)	0.0%	—	—
Tax effect of non-GAAP adjustments	(1,447)	-0.9%	(1,570)	-1.0%	(2,869)	-1.0%	(3,120)	-1.0%

Non-GAAP net income	$5,206	3.4%	$11,041	6.8%	$6,943	2.5%	$22,732	7.6%

GAAP net income/(loss) per share - diluted	$0.02		$0.12		$(0.01)		$0.26
Fair value inventory step-up	—		—		—		—
Amortization of acquired intangible assets	0.09		0.10		0.17		0.20
Diode recall	—		—		(0.01)		—
Transition costs	0.01		0.01		0.03		0.01
Change in contingent consideration	—		—		—		—
Tax effect of non-GAAP adjustments	(0.03)		(0.03)		(0.05)		(0.06)

Non-GAAP net income per share - diluted	$0.09		$0.20		$0.13		$0.41

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018
Net cash (used in)/provided by operating activities	$(5,468)	$(1,589)	$(34,606)	$9,051
Net cash used in investing activities	(5,550)	(11,481)	(9,368)	(18,589)

Free cash flow	(11,018)	$(13,070)	$(43,974)	$(9,538)

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2019	October 31, 2018	October 31, 2019	October 31, 2018
GAAP net income/(loss)	$1,293	$6,665	$(815)	$14,310
Interest expense	3,266	2,352	6,029	4,382
Income tax expense	638	2,395	1,266	6,208
Depreciation and amortization	13,761	12,816	27,777	25,560
Stock-based compensation expense	1,369	1,963	3,016	3,952
Fair value inventory step-up	—	120	—	270
Transition costs	685	382	1,771	382
Diode recall	—	—	(589)	—
Change in contingent consideration	(100)	—	(100)	—

Non-GAAP Adjusted EBITDAS	$20,912	$26,693	$38,355	$55,064